EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 033-53801 and 333-281038 on Form S-8 of American Express Company of our report dated June 17, 2026, appearing in the Annual Report on Form 11-K of the American Express Retirement Savings Plan for the year ended December 31, 2025.

/s/ McConnell & Jones LLP

McConnell & Jones LLP

Houston, Texas
June 17, 2026